EXHIBIT 10.4


                               AGREEMENT REGARDING
                               TERMS OF EMPLOYMENT

     National Instruments Corporation (the "Company") and Mihir Ravel ("you" or "Ravel" ) agree on the following terms of employment as of this 18th day of April, 2000:

1. Position. Starting April 18, 2000, Company employs Ravel in the position of Vice President, Corporate Development at the Company's headquarters in Austin, Texas, reporting to the Chief Executive Officer and Ravel accepts such employment. Company shall assign such duties as are consistent with Ravel's position as a Company officer and are within the scope of duties as defined in Attachment B hereto. Company shall not reassign Ravel without his express written permission. Ravel shall devote his full-time and best efforts to his duties for the Company; provided, however, Company acknowledges that Ravel is assisting as a board-member or adviser (and not as an officer or employee) a multimedia technology venture ("Venture") to which he will devote up to1/2of his time until September 1, 2000. Ravel shall make the Company his priority in the event of a conflict between his position with the Company and the Venture. If Ravel, of his own volition, does not relocate to Austin, Texas, on or before September 1, 2000, unless the Company grants him a written extension to a later relocation date, Ravel understands that he will not be entitled to any of the remedies for termination without cause/for good reason set out in paragraph six of this Agreement or other compensation contingent upon employment.

2. Compensation. Company shall pay Ravel a base salary of $15,833.34 per month ($190,000, if annualized) ("Base Salary"). During the time Ravel works part-time for the Company, his salary will be pro-rated for the time actually worked for the Company. National Instruments reviews salaries twice a year. You will be eligible for your first merit-based salary increase April 2001. In the event your salary is increased, your Base Salary shall be the increased amount.

3. Signing Bonus, Profit Share. In addition, you will receive a $20,000 signing bonus [$10,000 (less taxes and withholding paid at time of hire, $10,000 (less taxes and withholding paid upon move to Austin)]. You will be eligible for profit sharing which can be up to 40% of your annual Base Salary.

4. Stock Options. At the next regularly scheduled meeting of National Instruments Board of Directors after you begin employment, management will recommend that you receive an option award to purchase 100,000 shares of the Company's common stock at its fair market value on the date of grant. The option grant is subject to the approval of the Board of Directors Compensation Committee, which approval the Company shall seek in good faith, and except as otherwise stated herein, the grant is subject to the terms of the 1994 Incentive Plan, your continued employment with the Company and the terms and conditions set forth in the award agreement. A summary of the 1994 Incentive Plan has been included for your review. The above recommendation for a stock option award and additional monetary compensation is contingent upon and in consideration for your signing our Employee Confidentiality Agreement.

5.   Other Benefits.

     (A) Moving Expenses/ Housing Subsidy. A relocation package will be paid on your behalf as outlined in Attachment A. You will also be paid a housing subsidy of $300 per month in years one and two, $200 per month in year three, and $100 per month in year four. The Company will also pay the realty fee incurred by you to sell your principle residence in Oregon, up to a maximum of 7% of the sales price.

     (B) Vacation. You will accrue vacation at the rate of 10 hours per month, and you will be eligible to earn higher levels of vacation consistent with our vacation schedule.

     (C) Benefits. The Company also provides employee medical, dental, life and disability insurance, and you will be eligible for profit sharing, participation in the Company's 401(k) retirement plan and Employee Stock Purchase Plan. A benefit summary has been provided for your review. You will be entitled to such insurance and other employment benefits as are available to other executive officers of the Company under the same terms and conditions applicable to such other executive officers.

6. Termination. Texas is an "At Will" employment state. Accordingly, your employment with National Instruments will be "At Will", is for no specific time period, and can be terminated by you or National Instruments at any time, with or without cause or advance notice, subject to the severance obligation, if any, as provided in this Agreement. This "At Will" employment relationship will remain in effect for the duration of your employment and can only be modified by an express written contract, signed by you and an authorized representative of National Instruments.

     (A) For Cause/Voluntary Resignation. The Company may terminate this Agreement and your employment immediately for "Cause" as that term is defined here. "Cause" means any one of the following: (a) conviction of a felony; (b) material misappropriation of Company assets, (c) fraud towards the Company; (d) material breach of the Employee Confidentiality Agreement; (e) the Employee engages in insubordination that continues for 30 days after Employee receives written notice from the Company specifically stating the facts constituting insubordination, excessive absenteeism not arising from illness, violation of any state or federal law prohibiting sexual, race, gender or other harassment of employees or customers; or (f) the Employee becomes physically or mentally disabled and cannot perform the essential functions of his position with reasonable accommodation for a period of 90 days. In the event of termination for Cause or if you voluntarily resign your position without "Good Reason," as that term is defined below, the Company will pay you your Base Salary and any earned bonus and profit share through the date of termination.

     (B) Without Cause /For Good Reason. If the Company terminates you without Cause or if you resign with Good Reason, as that term is defined below, the Company shall immediately do the following (i) pay you a lump sum severance equal to one year's then-current Base Salary, and,
          (ii) as soon as practicable after receiving documentation, reimburse you for the reasonable expenses you incur moving you and your family from Austin back to Portland, Oregon or to such other destination within the Continental United States as you may specify. In addition, in the event the termination without Cause or resignation for Good Reason occurs prior to the third anniversary date of this Agreement;
          (a) all outstanding unvested stock options you hold that, by their terms, would otherwise vest within the twelve (12) months following the termination date, up to a maximum of thirty-six (36) months total vesting from the date of employment, shall vest and be fully exercisable as of the termination date and (b) Company shall change your status from employee to consultant to the Company for a continuous period of three years from and after the termination date. During the consulting period, you shall provide consulting services equivalent to one week per year, compensated at an hourly rate equal to twice your applicable Base Salary divided by 2080 hours. On the termination date, all remaining options, that have not been accelerated in accordance with this paragraph, that are not yet exercisable shall become null and void; provided however, that the portion, if any, of such options that are exercisable as of the termination date shall continue to be exercisable following the change in status for the three year period that you are employed as a consultant by the Company. After the third anniversary date of this Agreement, the provisions set out in (a) and (b) of this paragraph shall no longer apply. "Good Reason" shall mean any of the following occurring without your prior written consent:

          (1) A reduction in your Base Salary or annual bonus opportunity or profit share below the amounts stated in this Agreement,

          (2) Removal or reassignment from the position of Vice President Corporate Development or the material diminishment of your responsibility or authority;

          (3) A requirement that you be based anywhere other than within 25 miles of Austin,

          (4) Any material breach of this Agreement by the Company which, if capable of remedy, is not remedied for a period of thirty (30) days following written notice by you to the Company, specifically identifying the nature of the breach.

7. Employment Contingent. This Agreement, and your employment with the Company, are contingent upon the following:

     (A) Successful passing of a pre-employment drug test. The cost of this test is paid by National Instruments.

     (B) Signing of our employee Confidentiality Agreement prior to beginning employment with National Instruments. A copy has been provided for your review.

     (C) Providing proof of eligibility to work in the United States. You have been provided with a copy of the Employment Eligibility Form which list documents which will meet this requirement. These documents must be provided on your first day of employment.

8.   Miscellaneous.

     (A) Attorneys Fees. If any action at law, in equity or by arbitration is taken to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled, including fees and expenses on appeal.

     (B) Construction. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (C) Waivers. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

     (D) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and shall be binding upon Ravel, his administrators, executors, legatees, and heirs. In that this Agreement is a personal services contract, it shall not be assigned by Ravel.

     (E) Modification. This Agreement may not be and shall not be modified or amended except by written instrument signed by the parties hereto.

     (F) Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces and supersedes all prior agreements whether written or oral or understandings of the parties hereto with respect to the subject matter hereof.

     (G) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and venue for any lawsuit concerning breach and/or enforcement of this Agreement or relating in any way or manner to this Agreement will lie in Travis County, Texas.

     (H) Arbitration. I agree that, to the fullest extent allowed by law, any controversy or claim arising out of or relating to this Agreement shall be finally settled by binding arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The arbitration will be conducted in the city in which I am or was last employed. I understand that I am waiving my rights to trial by jury, in exchange for arbitration. Judgment upon any award rendered in an arbitration proceeding may be entered in any court having jurisdiction thereof. Any controversy or claim subject to arbitration shall be deemed waived, and shall be forever barred, if arbitration is not initiated within one (1) year after the date the controversy or claim first arose, or if statutory rights are involved, within the time limit established by the applicable statute of limitations. In any arbitration commenced pursuant to this paragraph, depositions may be taken and discovery obtained as provided in the Federal Rules of Civil Procedure, subject to limitation by the arbitrator to a reasonable amount. Any award by the arbitrator(s) shall be accompanied by a statement of the factual and legal bases for the award.



     To indicate your acceptance of these terms, please sign and return this Agreement and retain the attached copy for your records. If you choose to fax your signed National Instruments Job Offer to us (512-683-8775), please bring the signed original with you on your first day of work so it may be placed in your employee file.


NATIONAL INSTRUMENTS CORPORATION:         EMPLOYEE:
By: /s/ James J. Truchard                 Name (Printed): Mihir Ravel
Title: President                          Signature: /s/ Mihir Ravel
Date: April 18, 2000                      Date: April 18, 2000


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                                                                    Attachment A


Reloctation Summary


It is agreed that National Instruments will cover the following relocation expenses related to the movement of Mihir Ravel, (Relocatee) and his family from Portland Oregon to Austin Texas. Listed below is a summary of expenses:

Movement of Household Goods. The Human Resource office will arrange for and NI will pay directly for, the movement of household goods from the former residence or temporary storage to the new place of residence. Movement included the Relocatee's and household members' household effects, furnishings and personal effects, subject to a maximum of 15,000 pounds. Movement does not include such things as pick up from two locations, split or partial shipment or delivery, and access into storage before delivery. Household goods does not normally include such items as boats (any size), campers, airplanes, frozen foods, livestock, live plants, or hazardous materials including firewood, lumber and other building materials. One vehicle may be shipped when driving one or more vehicles to the new location. Cost incurred for shipment of not included items will be charged to the Relocatee.

House/Apartment Hunting trip. The Relocate and spouse may be reimbursed for reasonable expenses incurred during one house/apartment hunting trip including travel, meals, lodging and car rental. Travel if by air is coach/economy. Auto travel is reimbursed on a per mile basis at the prevailing IRS stated allowance. Lodging and meals are reimbursed on an actual basis and original receipts are required for expenses.

Temporary Living. If the Relocatee and family cannot move immediately into new quarters, reimbursement may be made for lodging cost incurred at their destination for maximum of 60 days. Original receipts are required.

Real Estate Sale of Current Home. Eligible Relocatees who are homeowners may be reimbursed for NORMAL, CUSTOMARY AND REASONABLE home selling and non-recurring cost including the following:

     -normal and customary real estate brokerage commission to a maximum of 7% (Should you sell your home without a real estate broker, NI will provide a bonus of 3% of the sales price).

     -attorney's fees if required or recommended by law.

     -title fees

     -mortgage  prepayment penalties if they cannot be waived, not to exceed six
     (6) months mortgage interest.

     -transfer and/or documentary taxes the seller is required to pay.

     -inspection and recording fees normally charged to seller.

     -other customary fees directly related to the sale, but which have not been incurred by the choice of the seller, such as escrow fees, title fees, termite inspection, and tax service fee.


Real Estate Purchase of a New Home. Eligible Relocatees who own a home at the time of the transfer may receive reimbursement for certain actual and customary purchaser's settlement expenses when a home is purchased at the new locations with in six (6) months of the effective transfer date. NI will reimburse reasonable and customary closing expenses including:

     -appraisal fees.

     -recording fees.

     -notary fees.

     -documentary stamps (state, city, county).

     -lender's and homeowner's title insurance.

     -document preparation fee.

     -escrow closing fee.


During Move Travel Reimbursement may be made for mileage (at the per-mile IRS stated allowance) for up to two (2) vehicles, lodging, and meals. Original receipts are required for lodging and meals. Mileage is figured as the shortest highway distance between point of departure and new location,.

Tax Gross-up. It is agreed that National Instruments will cover the additional taxes which are occurred as the result of the relocation.

Termination - Should an employee voluntarily terminate employment within eighteen (18) months from the time he/she has relocated, he/she must remit on a prorated basis all cost relating to the move paid by NI.

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Attachment B:  Job Description for Mihir Ravel

Title:  Vice President of Corporate Development, National Instruments

Supervisor:  CEO & President, National Instruments

Major Roles:

Technical Vision

|X|  Match broad technology expertise to NI business strategy.

|X|  Define product strategies that match NI's broad-based market strategy

Strategic Goals

|X|  Define new market and business opportunities

|X|  Work  across  the   organization   as  a  coach  to   capitalize  on  these
     opportunities

Organization Development

|X| Provide experience, technical expertise and vision to help build and position NI to achieve long term growth goals.

|X| Help build and expand our current organization and processes to enhance the development of NI technical and marketing staff

|X|  Stimulate organization with creative ideas and out-of-the-box thinking

External Development

|X|  Identify and lead external partnership and investment opportunities

Supervision

|X|  Hall T. Martin, (Director of Market Development)

|X|  David Potter, (Product and Technology Strategist)

|X|  Potential new staff: technology and strategic market experts